As filed with the Securities and Exchange Commission on March 8, 2000

                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            ULTRALIFE BATTERIES, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                                161387013
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation organization)


                             2000 Technology Parkway
                                Newark, NY 14513
                    (Address of principal executive offices)

                             1992 STOCK OPTION PLAN;
                       1991 STOCK OPTION PLAN, AS AMENDED;
                                       and
                        OUTSTANDING OPTIONS ISSUED UNDER
                    EMPLOYMENT AND COMPENSATION ARRANGEMENTS
                            (Full title of the plans)

                               JOHN D. KAVAZANJIAN
                      President and Chief Executive Officer
                            Ultralife Batteries, Inc.
                             2000 Technology Parkway
                                Newark, NY 14513
                     (Name and address of agent for service)

                                 (315) 332-7100
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                                   PAUL SHARE
                               Share & Blejec LLP.
                               317 Madison Avenue
                                   Suite 1421
                            New York, New York 10017
                                 (212) 378-1200

================================================================================

                                   CALCULATION OF REGISTRATION FEE
===============================================================================================================
     Title of securities      Amount to be     Proposed maximum      Proposed maximum             Amount of
      to be registered         Registered       offering price      aggregate offering         Registration fee
                                                  per share              price
---------------------------------------------------------------------------------------------------------------
        Common Stock,           650,000          $13.66(1)            $8,879,000(1)               $2,344.06
par value $.10 per share        500,000          $5 3/16(2)           $2,593,750                  $  684.75
                                                                                                   ---------
                                                                                                  $3,028.81

===============================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on March 2, 2000 as reported on the NASDAQ National Market System.

(2)   Exercise price for such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in Ultralife Batteries, Inc.'s (the "Registrant") registration statement on Form S-8 #33-61866 (which registered shares of the same class of securities as are registered herein), are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of Registration Statement #33-61866 (which registered shares of the same class of securities as are registered herein), are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Commission are incorporated by reference in this registration statement:

      (a)   The Registrant's Form 10-K for the fiscal year ended June 30, 1999;

      (b) The Registrant's Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999;

      (c) The description of the Common Stock contained in the Registration Statement #333-47087 on Form S-3 filed with the Commission on April 30, 1998 and declared effective on April 30, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable under instruction E.

Item 5. Interests of Named Experts and Counsel.

      Not applicable under instruction E.

Item 6. Indemnification of Directors and Officers.

      Not applicable under instruction E.

Item 7. Exemption from Registration Claimed.

   Not applicable under instruction E.

Item 8. Exhibits.

      The following is a list of exhibits filed as part of this registration statement.

Exhibit Number                         Exhibit
--------------                         -------

 5.1                          Opinion of Share & Blejec LLP

23.1                          Consent of Arthur Andersen

23.2                          Consent of Share & Blejec LLP (included as part
                                of Exhibit 5.1)

24.1                          Power of Attorney (included as part of the
                                signature page)

Item 9. Undertakings.

      Not applicable under instruction E.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of March, 2000.

                                  ULTRALIFE BATTERIES, INC.

                                  By: /s/ John D. Kavazanjian
                                      -----------------------------------------
                                          John D. Kavazanjian
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

      Each person, in so signing, also makes, constitutes and appoints John D. Kavazanjian President and Chief Executive Officer and Director, and Arthur M. Lieberman, Chairman and Director, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

      Signature                              Title                                   Date
      ---------                              -----                                   ----

/s/ Arthur M. Lieberman        Chairman of the Board and Director                March 6, 2000
-----------------------
Arthur M. Lieberman

/s/ John D. Kavazanjian        President and Chief Executive Officer and         March 6, 2000
-----------------------        Director
John D. Kavazanjian

/s/ Joseph N. Barrella         Senior Vice President of Technology and New       March 6, 2000
-----------------------        Business Development and Director
Joseph N. Barrella

/s/ Joseph C. Abeles           Treasurer and Director                            March 6, 2000
-----------------------
Joseph C. Abeles

/s/ Richard Hansen             Director                                          March 6, 2000
-----------------------
Richard Hansen

/s/ Bruce Jagid                Director                                          March 6, 2000
-----------------------
Bruce Jagid

/s/ Carl Rosner                Director                                          March 6, 2000
-----------------------
Carl Rosner

/s/Robert Fishback             Vice President of Finance and                     March 6, 2000
-----------------------        Chief Financial Officer
Robert Fishback                (Principal Financial Officer)

                                INDEX TO EXHIBITS

Exhibit
Number                      Exhibit
-------                     -------

  5.1   -   Opinion of Share & Blejec P.C.

 23.1   -   Consent of Arthur Andersen

 23.2   -   Consent of Share & Blejec P.C. (included as
            part of Exhibit 5.1)

 23.1   -   Power of Attorney (included as part of the signature page)